Exhibit 23.2

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated June 15, 2020, except for Note 22 as to which the date is July 7, 2021, relating to the consolidated balance sheet of TROOPS, Inc. (previously known as SGOCO Group, Ltd.) (the “Company”) as of December 31, 2019, and the related consolidated statements of comprehensive loss, statement of shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, in the Amendment No. 3 to the Registration Statement (Form F-1 No. 333-259261) and the related Prospectus of the Company dated March 18, 2022.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

March 18, 2022